UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008

Autoliv, Inc.

 (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden

 (Address of principal executive offices)

Registrant's telephone number, including area code +46 8 587 20 600

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 29, 2008 Autoliv, Inc. issued a press release regarding its agreement to acquire the automotive radar sensors business of Tyco Electronics Ltd. for US $42 million. Autoliv, Inc. followed the announcement with a separate press release dated  July 30, 2008, disclosing its intention to increase its rate of share buybacks.  The press releases are attached as exhibit 99.1 and 99.2 respectively to this current report on form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

 (d)                 Exhibits:

Exhibit No.	Description
99.1	Press Release of Autoliv, Inc. dated July 29, 2008
99.2	Press Release of Autoliv, Inc. dated July 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date July 31, 2008	Autoliv, Inc. (Registrant)

/s/ Lars A. Sjöbring
Lars A. Sjöbring Vice President – Legal Affairs, General Counsel and Secretary